UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2023

Bubblr, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	333-260902	86-2355916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21 West 46th Street New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(647) 646 2263

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [_]

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2023, we appointed Professor Paul Morrissey as a member of our Board of Directors.

Mr. Morrissey is a Globally renowned figure in the world of Telecommunications and Media. He is a serial technology entrepreneur and a visiting Professor at some of the leading Universities in Europe, including Liverpool John Moores University, where he is the ‘Entrepreneur in Residence.’ The Professor is also the Global Ambassador for AI, Big Data Analytics, and Customer Experience at TM Forum, the Global Standards body for Telecommunications. He also sits as an active advisory board member at the industry-agnostic entity AI Forum and has recently been appointed to the inaugural Board of the World Broad-Band Association (WBBA). In 2022 he was appointed to the Advisory Board of the All-Party Parliamentary Group (APPG) at the UK House of Lords, overseeing policy directives for the safe use of Web3.0 and the Metaverse. He also sits on the advisory board of EXFO, the Canadian Fibre Monitoring company.

Mr. Morrissey has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

On April 6, 2023, our board of directors approved a Non-Executive Board Agreement and Stock Option Grant in favor of Mr. Morrissey. The description of the agreement and grant provided below is qualified in its entirety by reference to the complete terms of the agreement and grant, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein. Aside from the agreement and stock grant, there are no material direct or indirect interests in transactions with us over the last two years.

The agreement with Mr. Morrissey provides that we will compensate him with a yearly fee of $300,000, paid on a monthly basis, but reduced to $120,000 until securing $5m in capital. We also agreed to grant Mr. Morrissey an option to purchase 1,920,000 shares of common stock, at $0.155 per share, with 40% vesting after 90 days of service and 60% vesting monthly over the following two years. He is also entitled to six-month severance if terminated for good cause or if he resigns for good reason in a constructive termination. Mr. Morrissey agreed to a two-year non-solicit restrictive covenant.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Non-Executive Board Agreement dated April 6, 2023, with Paul Morrissey
10.2	Stock Option Grant dated April 6, 2023, with Paul Morrissey

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2023	Bubblr, Inc.

	By:	/s/ Timothy Burks
	Name: Title:	Timothy Burks Chief Executive Officer

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